Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 8, 2017, with the respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of LeMaitre Vascular, Inc. on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of the said reports in the Registration Statements of LeMaitre Vascular, Inc. on Form S-3 (File No. 333-195658) and Forms S-8 (File No. 333-138181, File No. 333-161361, File No. 333-174129, and File No. 333-205360).

/s/ GRANT THORNTON LLP

Boston, Massachusetts

February 8, 2018

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